PRESS RELEASE

CooperCompanies Announces Fourth Quarter
and Full Year 2019 Results

San Ramon, Calif., December 5, 2019 — CooperCompanies (NYSE: COO) today announced financial results for the fiscal fourth quarter and full year ended October 31, 2019.

•	Fourth quarter revenue increased 6% year-over-year to $691.6 million. Fiscal 2019 revenue increased 5% to $2,653.4 million.

•	Fourth quarter GAAP diluted earnings per share (EPS) $2.42, up 40 cents or up 20% from last year's fourth quarter. Fiscal 2019 GAAP diluted EPS $9.33, up 232% from fiscal 2018.

•
Fourth quarter Non-GAAP diluted EPS $3.30, up 43 cents or 15% from last year’s fourth quarter. Fiscal 2019 non-GAAP diluted EPS $12.35, up 7% from fiscal 2018. See “Reconciliation of GAAP Results to Non-GAAP Results” below.

Commenting on the results, Albert White, Cooper’s president and chief executive officer said, "We closed this year on a high note with a strong fourth quarter driving record full-year revenues and profits. We continued to execute on our growth strategies across both businesses, delivering strength across key products and geographies. As we enter fiscal 2020, we believe we are well positioned to continue producing strong results and driving market penetration."

Fourth Quarter Operating Results

•	Revenue $691.6 million up 6% from last year’s fourth quarter, up 7% pro forma.

•	Gross margin 66% consistent with 66% in last year’s fourth quarter. On a non-GAAP basis, gross margin was 67% compared with 66% last year's fourth quarter primarily from currency.

•	Operating margin 21% compared with 19% in last year’s fourth quarter as a result of operating expense leverage. On a non-GAAP basis, operating margin was 28% compared with 27% last year.

•	Interest expense $14.6 million compared with $22.8 million in last year's fourth quarter primarily due to lower average debt balances and interest rates.

•
Total debt outstanding at the end of the quarter was $1,826.3 million with quarter-end cash and cash equivalents of $89.0 million. Adjusted leverage ratio (net debt over adjusted EBITDA) of 1.85 times.

•	Cash provided by operations $199.9 million offset by capital expenditures $84.8 million resulted in free cash flow of $115.1 million.

Fourth Quarter CooperVision (CVI) Operating Results

•	Revenue $509.6 million, up 6% from last year’s fourth quarter, up 7% pro forma.

•	Revenue by category:

				Pro forma
	(In millions)	% of CVI Revenue	%chg	%chg
	4Q19	4Q19	y/y	y/y
Toric	$155.7	31%	4%	6%
Multifocal	51.8	10%	8%	10%
Single-use sphere	154.5	30%	9%	10%
Non single-use sphere, other	147.6	29%	4%	4%
Total	$509.6	100%	6%	7%
•Revenue by geography:

				Pro forma
	(In millions)	% of CVI Revenue	%chg	%chg
	4Q19	4Q19	y/y	y/y
Americas	$199.4	39%	7%	6%
EMEA	185.1	36%	1%	5%
Asia Pacific	125.1	25%	13%	11%
Total	$509.6	100%	6%	7%

•	Gross margin 64% consistent with 64% in last year’s fourth quarter. On a non-GAAP basis, gross margin was 65% compared with 64% in last year's fourth quarter due to currency and product mix.

Fourth Quarter CooperSurgical (CSI) Operating Results

•	Revenue $182.1 million, up 7% from last year's fourth quarter, up 7% pro forma.

•	Revenue by category:

				Pro forma
	(In millions)	% of CSI Revenue	%chg	%chg
	4Q19	4Q19	y/y	y/y
Office and surgical products	$114.7	63%	4%	4%
Fertility	67.4	37%	11%	12%
Total	$182.1	100%	7%	7%

•
Gross margin 70% consistent with 70% in last year’s fourth quarter. On a non-GAAP basis, gross margin was 72% compared with 73% in last year's fourth quarter primarily due to inefficiencies from clearing backorders associated with our global consolidation activity.

Fiscal Year 2019 Operating Results

•	Revenue $2,653.4 million, up 5% from fiscal 2018, up 7% pro forma.

•	CVI revenue $1,972.9 million, up 5% from fiscal 2018, up 7% pro forma, and CSI revenue $680.5 million, up 5% from fiscal 2018, up 6% pro forma.

•	Gross margin 66% compared with 64% in fiscal 2018. Non-GAAP gross margin 67% consistent with 67% in fiscal 2018.

•	Operating margin 21% compared with 16% in fiscal 2018. Non-GAAP operating margin 28% consistent with 28% in fiscal 2018.

•	GAAP diluted EPS $9.33, up 232% from fiscal 2018. Non-GAAP diluted EPS $12.35, up 7% from fiscal 2018.

•	Cash provided by operations $713.2 million offset by capital expenditures of $292.1 million resulted in free cash flow of $421.1 million.

Other

•
In October 2019, the company repurchased $150.0 million of common stock, roughly 512 thousand shares, under the existing share repurchase program at an average share price of $292.68. The program has $407.4 million of remaining availability and no expiration date.

Fiscal Year 2020 Guidance
The Company initiated its fiscal year 2020 guidance. Details are summarized as follows:

•	Fiscal 2020 total revenue $2,767 - $2,817 million (5% to 7% constant currency)

–	CVI revenue $2,070 - $2,100 million (5.5% to 7% constant currency)

–	CSI revenue $697 - $717 million (3% to 6% constant currency)

•	Fiscal 2020 non-GAAP diluted EPS of $12.60 - $13.00

•	Fiscal first quarter 2020 total revenue $638 - $653 million (2% to 5% constant currency)

–	CVI revenue $480 - $490 million (3% to 5% constant currency)

–	CSI revenue $158 - $163 million (flat to 4% constant currency)

•	Fiscal first quarter 2020 non-GAAP diluted EPS of $2.65 - $2.75
Non-GAAP diluted earnings per share guidance excludes amortization and impairment of intangible assets, and other exceptional or unusual income or gains and charges or expenses including acquisition, integration and manufacturing related costs which we may incur as part of our continuing operations.
With respect to the Company’s guidance expectations, the Company has not reconciled non-GAAP diluted earnings per share guidance to GAAP diluted earnings per share due to the inherent difficulty in forecasting acquisition-related, integration and restructuring charges and expenses, which are reconciling items between the non-GAAP and GAAP measure. Due to the unknown effect, timing and potential significance of such charges and expenses that impact GAAP diluted earnings per share, the Company is not able to provide such guidance.

Reconciliation of GAAP Results to Non-GAAP Results
To supplement our financial results and guidance presented on a GAAP basis, we use non-GAAP measures that we believe are helpful in understanding our results. The non-GAAP measures exclude costs which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Our non-GAAP financial results and guidance are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning and forecasting for future periods. We believe it is useful for investors to understand the effects of these items on our consolidated operating results. Our non-GAAP financial measures may include the following adjustments, and as appropriate, the related income tax effects and changes in income attributable to noncontrolling interests:

•
We exclude the effect of amortization and impairment of intangible assets from our non-GAAP financial results. Amortization of intangible assets will recur in future periods; however, the amounts are affected by the timing and size of our acquisitions. Impairment of intangible assets is a non-recurring cost.

•
We exclude the effect of acquisition and integration expenses and the effect of restructuring expenses from our non-GAAP financial results. Such expenses generally diminish over time with respect to past acquisitions; however, we generally will incur similar expenses in connection with any future acquisitions. We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition and integration expenses include direct effects of acquisition accounting, such as inventory fair value step-up and items such as personnel costs for transitional employees, other acquired employee related costs and integration related professional services. Restructuring expenses include items such as employee severance, product rationalization, facility and other exit costs.

•
We exclude other exceptional or unusual charges or expenses and gains or income.  These can be variable and difficult to predict, such as certain litigation expenses and product transition costs, and are not what we consider as typical of our continuing operations. Investors should consider non-GAAP financial measures in addition to, and not as replacements for, or superior to, measures of financial performance prepared in accordance with GAAP.

•
We report revenue growth using the non-GAAP financial measure of pro forma which includes constant currency revenue and revenue from acquisitions and excludes CooperSurgical product line exits in both periods. Management also presents and refers to constant currency information so that revenue results may be evaluated excluding the effect of foreign currency rate fluctuations. To present this information, current period revenue for entities reporting in currencies other than the United States dollar are converted into United States dollars at the average foreign exchange rates for the corresponding period in the prior year.

•
We define the non-GAAP measure of free cash flow as cash provided by operating activities less capital expenditures. We believe free cash flow is useful for investors as an additional measure of liquidity because it represents cash flows that are available for repayment of debt, repurchases of our common stock or to fund our strategic initiatives. Management uses free cash flow internally to understand, manage, make operating decisions and evaluate our business. In addition, we use free cash flow to help plan and forecast future periods.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES Reconciliation of Selected GAAP Results to Non-GAAP Results (In millions, except per share amounts) (Unaudited)
	Three Months Ended October 31,
	2019			2019	2018			2018
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Cost of sales	$236.6	$(8.6)	A	$228.0	$221.5	$(3.1)	A	$218.4
Operating expense excluding amortization	$273.3	$(6.5)	B	$266.8	$271.1	$(12.0)	B	$259.1
Amortization of intangibles	$35.1	$(35.1)	C	$—	$36.2	$(36.2)	C	$—
Interest expense	$14.6	$(0.8)	D	$13.8	$22.8	$(2.5)	D	$20.3
Other expense (income), net	$3.5	$—		$3.5	$(12.8)	$14.2	E	$1.4
Provision for income taxes	$7.5	$6.8	F	$14.3	$12.1	$(2.8)	F	$9.3
Diluted earnings per share	$2.42	$0.88		$3.30	$2.02	$0.85		$2.87
Weighted average diluted shares used	50.0			50.0	49.9			49.9

A
Fiscal 2019 GAAP cost of sales includes $8.6 million of costs primarily related to integration and other manufacturing related costs, resulting in fiscal 2019 GAAP gross margin of 66% as compared to fiscal 2019 non-GAAP gross margins of 67%. Fiscal 2018 GAAP cost of sales includes $3.1 million of costs primarily related to acquisitions and other integration costs, resulting in fiscal 2018 GAAP and non-GAAP gross margins of 66%.

B
Fiscal 2019 GAAP operating expense comprised of $6.5 million primarily related to integration activities and the European Medical Devices Regulation (MDR) costs in CooperSurgical and CooperVision. Fiscal 2018 GAAP operating expense comprised of $12.0 million primarily related to integration activities and costs associated with exit of the carrier screening and non-invasive prenatal testing (NIPT) product lines in CooperSurgical.

C
Amortization expense was $35.1 million and $36.2 million for the fiscal 2019 and 2018 periods, respectively. Items A, B and C resulted in fiscal 2019 GAAP operating margin of 21% as compared to fiscal 2019 non-GAAP operating margin of 28%, and fiscal 2018 GAAP operating margin of 19% as compared to fiscal 2018 non-GAAP operating margin of 27%.

D	Fiscal 2019 and 2018 interest expense includes $0.8 million and $2.5 million, respectively, pertaining to the write off of debt issuance costs related to term loan prepayments.
E	Fiscal 2018 other income includes $14.2 million from monetization of Puerto Rico R&D credit.
F	Fiscal 2019 and 2018 amounts represent the net change in the provision for income taxes that arise from the impact of the above adjustments.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES Reconciliation of Selected GAAP Results to Non-GAAP Results (In millions, except per share amounts) (Unaudited)
	Twelve Months Ended October 31,
	2019			2019	2018			2018
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Cost of sales	$896.6	$(28.2)	A	$868.4	$900.5	$(75.5)	A	$825.0
Operating expense excluding amortization, impairment and a gain on sale of an intangible	$1,083.3	$(30.2)	B	$1,053.1	$1,058.1	$(50.9)	B	$1,007.2
Amortization of intangibles	$145.8	$(145.8)	C	$—	$146.7	$(146.7)	C	$—
Impairment of intangibles	$—	$—		$—	$24.4	$(24.4)	D	$—
Gain on sale of an intangible	$(19.0)	$19.0	E	$—	$—	$—		$—
Interest Expense	$68.0	$(0.8)	F	$67.2	$82.7	$(4.2)	F	$78.5
Other expense (income), net	$1.3	$—		$1.3	$(11.5)	$14.2	G	$2.7
Provision for income taxes	$10.7	$35.1	H	$45.8	$192.0	$(144.5)	H	$47.5
Diluted earnings per share	$9.33	$3.02		$12.35	$2.81	$8.69		$11.50
Weighted average diluted shares used	50.0			50.0	49.7			49.7

A
Fiscal 2019 GAAP cost of sales includes $28.2 million of costs primarily related to product transition write off costs, integration and other manufacturing related costs, resulting in fiscal 2019 GAAP gross margin of 66%, as compared to fiscal 2019 non-GAAP gross margin of 67%. Fiscal 2018 GAAP cost of sales includes $10.1 million of costs in CooperVision primarily related to product transition write off costs, incremental costs associated with the impact of Hurricane Maria and other related manufacturing integration costs; $65.4 million in CooperSurgical, primarily related to PARAGARD inventory step-up release and other integration costs, resulting in fiscal 2018 GAAP gross margin of 64%, as compared to fiscal 2018 non-GAAP gross margin of 67%.

B
Fiscal 2019 GAAP operating expense comprised of $30.2 million in charges primarily related to acquisition and integration activities and European MDR costs in CooperSurgical and CooperVision. Fiscal 2018 GAAP operating expense comprised of $50.9 million in charges primarily related to acquisition and integration activities in CooperSurgical and CooperVision and compensation costs related to executives' retirements.

C	Amortization expense was $145.8 million and $146.7 million for the fiscal 2019 and 2018 periods, respectively.
D	Fiscal 2018 GAAP results includes an impairment charge of intangible assets associated with carrier screening acquired from Recombine in CooperSurgical.
E
Fiscal 2019 gain on sale of an intangible asset relates to a gain recognized in CooperSurgical on the sale of an exclusive distribution right of the Filshie Clip System. Items A, B, C, D and E resulted in fiscal 2019 GAAP operating margin of 21% as compared to fiscal 2019 non-GAAP operating margin of 28%, and fiscal 2018 GAAP operating margin of 16% as compared to fiscal 2018 non-GAAP operating margin of 28%.

F
Fiscal 2019 and 2018 interest expense includes $0.8 million and $2.5 million, respectively, pertaining to the write off of debt issuance costs related to term loan prepayments. Fiscal 2018 also includes $1.7 million of bridge loan termination fees related to CooperSurgical's PARAGARD acquisition.

G	Fiscal 2018 other income includes $14.2 million from monetization of Puerto Rico R&D credit.
H
Fiscal 2019 represents the net change in provision for income taxes that arise from the impact of the above adjustments. Fiscal 2018 GAAP provision for income taxes includes a $(214.6) million of U.S. tax reform impact and $70.1 million of net changes in the provision for income taxes that arise from the impact of the above adjustments.

Conference Call and Webcast
The Company will host a conference call today at 5:00 PM ET to discuss its fiscal fourth quarter and full year 2019 financial results and current corporate developments. The live dial-in number for the call is 855-643-4430 (U.S.) / 707-294-1332 (International). The participant passcode for the call is “Cooper”. A simultaneous webcast of the call will be available through the "Investor Relations" section of CooperCompanies’ website at http://investor.coopercos.com and a transcript of the call will be archived on this site for a minimum of 12 months. A recording of the call will be available beginning at 8:00 PM ET on December 5, 2019 through December 12, 2019. To hear this recording, dial 855-859-2056 (U.S.) / 404-537-3406 (International) and enter code 2882307.

About CooperCompanies
CooperCompanies ("Cooper") is a global medical device company publicly traded on the NYSE (NYSE:COO). Cooper operates through two business units, CooperVision and CooperSurgical. CooperVision brings a refreshing perspective on vision care with a commitment to developing a wide range of high-quality products for contact lens wearers and providing focused practitioner support. CooperSurgical is committed to advancing the health of women, babies and families with its diversified portfolio of products and services focusing on medical devices and fertility & genomics. Headquartered in San Ramon, Calif., Cooper has a workforce of more than 12,000 with products sold in over 100 countries. For more information, please visit www.coopercos.com.

Forward-Looking Statements
This earnings release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to guidance, plans, prospects, goals, strategies, future actions, events or performance and other statements of which are other than statements of historical fact, including our 2020 Guidance and all statements regarding acquisitions including the acquired companies’ financial position, market position, product development and business strategy, expected cost synergies, expected timing and benefits of the transaction, difficulties in integrating entities or operations, as well as estimates of our and the acquired entities’ future expenses, sales and diluted earnings per share are forward-looking. In addition, all statements regarding anticipated growth in our revenue, anticipated effects of any product recalls, anticipated market conditions, planned product launches and expected results of operations and integration of any acquisition are forward-looking.  To identify these statements look for words like "believes," "outlook," "probable," "expects," "may," "will," "should," "could," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases.  Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.

Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: adverse changes in global political and economic conditions, and related uncertainty caused by the United Kingdom’s election to withdraw from the European Union and its potential impact on, among other things, the movement of goods and materials in our supply chain, additional regulatory approvals and requirements, and increased tariffs and duties; adverse changes in the global or regional general business, political and economic conditions, including the impact of continuing uncertainty and instability of certain countries, that could adversely affect our global markets, and the potential adverse economic impact and related uncertainty caused by these items, including but not limited to, escalating global trade barriers including additional tariffs, by countries such as China; changes in tax laws or their interpretation and changes in statutory tax rates, including but not limited to, the U.S., the United Kingdom and other countries may affect our taxation of earnings recognized in foreign jurisdictions and/or negatively impact our effective tax rate; foreign currency exchange rate and interest rate fluctuations including the risk of fluctuations in the value of foreign currencies or interest rates that would decrease our revenues and earnings; our existing indebtedness and associated interest expense, most of which is variable and impacted by rate increases, which could adversely affect our financial health or limit our ability to borrow additional funds; acquisition-related adverse effects including the failure to successfully obtain the anticipated revenues, margins and earnings benefits of acquisitions, integration delays or costs and the requirement to record significant adjustments to the preliminary fair value of assets acquired and liabilities assumed within the measurement period, required regulatory approvals for an acquisition not being obtained or being delayed or subject to conditions that are not anticipated, adverse impacts of changes to accounting controls and reporting procedures, contingent liabilities or indemnification obligations, increased leverage and lack of access to available financing (including financing for the acquisition or refinancing of debt owed by us on a timely basis and on reasonable terms); compliance costs and potential liability in connection with U.S. and foreign laws and health care regulations pertaining to privacy and security of third-party information, such as HIPAA in the U.S. and the General Data Protection Regulation requirements in Europe, including but not limited to those resulting from data security breaches; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development, distribution facilities or raw material supply chain due to integration of acquisitions, natural disasters or other causes; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development or distribution facilities due to technological problems, including any related to our information systems maintenance, enhancements or new system deployments, integrations or upgrades; market consolidation of large customers globally through mergers or acquisitions resulting in a larger proportion or concentration of our business being derived from fewer customers; disruptions in supplies of raw materials, particularly components used to manufacture our silicone hydrogel lenses;

new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect areas of our operations including, but not limited to, those affecting the health care industry including the contact lens industry specifically and the medical device or pharmaceutical industries generally, including but not limited to the EU Medical Devices Regulation (MDR), the EU in vitro Diagnostic Medical Devices Regulation (IVDR), and the medical device excise tax under the U.S. Affordable Care Act; legal costs, insurance expenses, settlement costs and the risk of an adverse decision, prohibitive injunction or settlement related to product liability, patent infringement or other litigation; limitations on sales following product introductions due to poor market acceptance; new competitors, product innovations or technologies, including but not limited to, technological advances by competitors, new products and patents attained by competitors, and competitors' expansion through acquisitions; reduced sales, loss of customers and costs and expenses related to product recalls and warning letters; failure to receive, or delays in receiving, regulatory approvals for products; failure of our customers and end users to obtain adequate coverage and reimbursement from third-party payors for our products and services; the requirement to provide for a significant liability or to write off, or accelerate depreciation on, a significant asset, including goodwill, other intangible assets and idle manufacturing facilities and equipment; the success of our research and development activities and other start-up projects; dilution to earnings per share from acquisitions or issuing stock; impact and costs incurred from changes in accounting standards and policies; environmental risks, including increasing environmental legislation and the broader impacts of climate change; and other events described in our Securities and Exchange Commission filings, including the “Business”, “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018, as such Risk Factors may be updated in quarterly filings.
We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Contact:
Kim Duncan
Vice President, Investor Relations and Administration
925-460-3663
ir@cooperco.com

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	October 31, 2019	October 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$89.0	$77.7
Trade receivables, net	435.3	374.7
Inventories	506.9	468.8
Other current assets	132.2	169.7
Total current assets	1,163.4	1,090.9
Property, plant and equipment, net	1,132.1	976.0
Goodwill	2,428.9	2,392.1
Other intangibles, net	1,405.3	1,521.3
Deferred tax assets	78.0	58.4
Other assets	66.8	74.1
	$6,274.5	$6,112.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$563.7	$37.1
Other current liabilities	546.9	499.4
Total current liabilities	1,110.6	536.5
Long-term debt	1,262.6	1,985.7
Deferred tax liabilities	28.0	31.0
Long-term tax payable	124.8	141.5
Accrued pension liability and other	120.0	110.3
Total liabilities	2,646.0	2,805.0
Stockholders’ equity	3,628.5	3,307.8
	$6,274.5	$6,112.8

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended October 31,		Year Ended October 31,
	2019	2018	2019	2018
Net sales	$691.6	$651.5	$2,653.4	$2,532.8
Cost of sales	236.6	221.5	896.6	900.5
Gross profit	455.0	430.0	1,756.8	1,632.3
Selling, general and administrative expense	250.0	248.6	996.6	973.3
Research and development expense	23.3	22.5	86.7	84.8
Amortization of intangibles	35.1	36.2	145.8	146.7
Impairment of intangibles	—	—	—	24.4
Gain on sale of an intangible	—	—	(19.0)	—
Operating income	146.6	122.7	546.7	403.1
Interest expense	14.6	22.8	68.0	82.7
Other expense (income), net	3.5	(12.8)	1.3	(11.5)
Income before income taxes	128.5	112.7	477.4	331.9
Provision for income taxes	7.5	12.1	10.7	192.0
Net income attributable to Cooper stockholders	$121.0	$100.6	$466.7	$139.9

Earnings per share - diluted	$2.42	$2.02	$9.33	$2.81

Number of shares used to compute diluted earnings per share	50.0	49.9	50.0	49.7